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                                                                       EXHIBIT 9

              [CANADA LIFE INSURANCE COMPANY OF AMERICA LETTERHEAD]


                                November 20, 2001


Board of Directors
Canada Life Insurance Company of America
Canada Life of America Variable Annuity Account 1
330 University Avenue
Toronto, Canada M5G 1R8

Ladies and Gentlemen:

        This opinion is submitted with respect to Pre-Effective Amendment No. 1 to the Form N-4 Registration Statement, file numbers 811-5817 and 333-66564, to be filed by Canada Life Insurance Company of America (the "Company") and Canada Life of America Variable Annuity Account 1 (the "Account") with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, group and individual flexible premium deferred annuity policies marketed under the name "Varifund Plus(R)" (the "Contracts"). I have examined such documents and such law as I considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

        1. The Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of the State of Michigan and is duly authorized by the Michigan Office of Financial and Insurance Services to issue the Contracts.

        2. The account is a duly authorized and existing separate account established pursuant to Michigan law.

        3. To the extent so provided under the Contracts, that portion of the assets of the Account equal to the reserves and other contract liabilities with respect to the Account will not be chargeable with liabilities arising out of any other business that the Company may conduct.

        4. The Contracts, when issued as contemplated by the Form N-4 registration statement, will constitute legal, validly issued and binding obligations of the Company.

        I hereby consent to the filing of this opinion as an exhibit to the Form N-4 registration statement for the Contracts and the Account.

Sincerely,

/s/ Craig R. Edwards
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Craig R. Edwards
Chief Legal Counsel, U.S. Division